Exhibit 4.3

ALLEGIANCE BANCSHARES, INC.,
Issuer
to
__________,
Trustee
SENIOR DEBT INDENTURE
Dated as of __________, 20__
Senior Debt Securities

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”) and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(b)	609
§311(a)	613
(b)	613
§312(a)	701
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
§315(b)	603
(e)	515
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Section 802.	Successor Person Substituted for Company.	54

ARTICLE NINE. SUPPLEMENTAL INDENTURES		55
Section 901.	Supplemental Indentures without Consent of Holders.	55
Section 902.	Supplemental Indentures with Consent of Holders.	56
Section 903.	Execution of Supplemental Indentures.	58
Section 904.	Effect of Supplemental Indentures.	58
Section 905.	Reference in Securities to Supplemental Indentures.	58
Section 906.	Conformity with Trust Indenture Act.	58

ARTICLE TEN. COVENANTS		58
Section 1001.	Payment of Principal, Premium, Interest.	58
Section 1002.	Maintenance of Office or Agency.	59
Section 1003.	Money for Securities Payments to Be Held in Trust.	60
Section 1004.	Corporate Existence.	60
Section 1005.	Maintenance of Properties.	61
Section 1006.	Waiver of Certain Covenants.	62
Section 1007.	Company Statement as to Compliance.	62

ARTICLE ELEVEN. REDEMPTION OF SECURITIES		62
Section 1101.	Applicability of Article.	62
Section 1102.	Election to Redeem; Notice to Trustee.	62
Section 1103.	Selection by Trustee of Securities to be Redeemed.	63
Section 1104.	Notice of Redemption.	63
Section 1105.	Deposit of Redemption Price.	65
Section 1106.	Securities Payable on Redemption Date.	65
Section 1107.	Securities Redeemed in Part.	66

ARTICLE TWELVE. SINKING FUNDS		66
Section 1201.	Applicability of Article.	66
Section 1202.	Satisfaction of Sinking Fund Payments with Securities.	66
Section 1203.	Redemption of Securities for Sinking Fund.	67

ARTICLE THIRTEEN. [RESERVED]		67

ARTICLE FOURTEEN. MEETINGS OF HOLDERS OF SECURITIES		67
Section 1401.	Purposes for Which Meetings May Be Called.	67
Section 1402.	Call, Notice and Place of Meetings.	68
Section 1403.	Persons Entitled to Vote at Meetings.	68
Section 1404.	Quorum; Action.	68
Section 1405.	Determination of Voting Rights; Conduct and Adjournment of Meetings.	69
Section 1406.	Counting Votes and Recording Action of Meetings.	70

SENIOR DEBT INDENTURE, dated as of __________, 20__ (the “Indenture”), between ALLEGIANCE BANCSHARES, INC., a corporation duly organized and existing under the laws of the State of Texas (hereinafter called the “Company”), having its principal executive office located at 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, and __________ (hereinafter called the “Trustee”).
RECITALS
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior, unsecured debt securities (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more Series and to have such other provisions as shall be fixed as hereinafter provided.
The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or the Securities of any Series as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.	Definitions.
Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
(1)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(2)    all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(4)    the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(5)    the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);
(6)    provisions apply to successive events and transactions;
(7)    the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;
(8)    the masculine gender includes the feminine and the neuter; and
(9)    references to agreements and other instruments include subsequent amendments and supplements thereto.
Certain terms used principally in certain Articles hereof are defined in those Articles.
“Act,” when used with respect to any Holders, has the meaning specified in Section 104.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more Series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.
“Authorized Officer” means each of the Chairman of the Board, the Chief Executive Officer, the President, and Chief Financial Officer of the Company.
“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder. The term “board of directors” means the board of directors of the Company and does not include committees of the board of directors.
“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
“Business Day” means, unless otherwise specified with respect to the Securities of any Series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in the City of Houston, Texas, or The City of New York, New York, are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, the Securities of any Series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” includes the Company common stock, par value $1.00 per share, and any other authorized stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, termination or winding up of the Company and that is not subject to redemption by the Company.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Authorized Officer and by the Secretary of the Company, and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Houston, Texas, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“corporation” includes corporations, partnerships, associations, limited liability companies and other companies, statutory trusts and business trusts.
“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on any Security, means Dollars.
“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.
“Houston, Texas Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of Houston, Texas, or a day on which banking institutions in the City of Houston, Texas, are authorized or obligated by law, regulation or executive order to be closed.
“Defaulted Interest” has the meaning specified in Section 307.
“Depositary” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depositary by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Securities, the depositary that has been appointed with respect to such Securities.
“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
“Event of Default” has the meaning specified in Section 501.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, together with all rules and regulations promulgated thereunder, in each case as amended from time to time.
“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any Series of Securities pursuant to Section 301, such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“Government Obligations” means securities which are (i) direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are denominated in, and the principal of and interest on such securities are payable in, Dollars and are not callable or redeemable at the option of the issuer or issuers thereof.
“Holder,” in the case of any Security, means the Person in whose name such Security is registered in the Security Register.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof), provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more Series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular Series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other Series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.
“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
“interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity or by an acceleration of the maturity of such Security in accordance with the terms of such Security, upon redemption at the option of the Company, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.
“Office” or “Agency,” with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to

Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
“Officer” means, with respect to any Person, the chairman of the board, vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any Vice President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be an Authorized Officer (which, in the case of a certificate provided by the Company to the Trustee pursuant to Section 704(1)(b) as required by Section 314(a)(4) of the Trust Indenture Act, shall be the principal executive officer or the principal financial officer of the Company), that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who is reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.
“Original Issue Discount Security” means a Security issued pursuant to this Indenture that provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 502.
“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)
    any such Security for whose payment at the Maturity thereof money in the necessary amount (or, to the extent that such Security is payable at such Maturity in shares of Common Stock or other securities or property, Common Stock or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional shares or securities) has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)	any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402;

(d)
any such Security that has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to the Trustee that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e)
any such Security converted or exchanged as contemplated by this Indenture into Common Stock or other securities or property, if the terms of such Security provide for such conversion or exchange pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 502 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate (other than a Trust) of the Company or such other obligor.
“Paying Agent” means any Person authorized by the Company, including the Company, to pay the principal of, or any premium or interest on, any Security on behalf of the Company.
“Person” and “person” mean any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, such Security are payable as provided in or pursuant to this Indenture or such Security.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.
“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.
“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, together with all rules and regulations promulgated thereunder, in each case as amended from time to time.
“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidence or evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such Person is not Trustee.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Series” means a series of Securities designated or established pursuant to Section 301, all of which Securities in such Series shall have like terms and conditions (other than the principal amount thereof).
“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).
“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed pursuant to Section 307.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more Series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any Series shall mean the Trustee with respect to the Securities of such Series.
“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.
“United States Alien,” except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.
“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

Section 102.	Compliance Certificates and Opinions.
Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.	Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.	Acts of Holders.
(1)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or a written record of voting at a meeting of the Holders. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depositary that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depositary’s standing instructions and customary practices.
(2)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
(3)        The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
(4)        If the Company shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
(5)        Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.	Notices, etc. to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)        the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
(2)        the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.	Notice to Holders of Securities; Waiver.
Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.	Language of Notices.
Any request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 108.	Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 109.	Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.	Successors and Assigns.
All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111.	Separability Clause.
In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.	Benefits of Indenture.
Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.	Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

Section 114.	Legal Holidays.
Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 115.	Counterparts; Electronic Transmission.
This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 116.	Immunity of Shareholders, Directors, Officers and Agents of the Company.
No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 117.	Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 118.	Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE 2.

SECURITIES FORMS

Section 201.	Forms Generally.
Each Security and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Company executing such Security as evidenced by the execution of such Security.
The Securities shall be issuable in registered form without coupons.
Definitive Securities may be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer of the Company executing such Securities, as evidenced by the execution of such Securities.

Section 202.	Form of Trustee’s Certificate of Authentication.
Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Signatory

Section 203.	Securities in Global Form.
Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in global form. If Securities of a Series shall be issuable in temporary or permanent global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such Series (or such lesser amount as is permitted by the terms thereof) from time to time set forth in such Securities in global form, endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Company Order to be delivered pursuant to Section 303 or Section 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such Series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.
Notwithstanding the provisions of Section 307, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, and any premium and interest on, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.
Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security, the Holder of such global Security in registered form.
ARTICLE 3.

THE SECURITIES

Section 301.	Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Company may issue up to the aggregate principal amount of Securities of a Series from time to time authorized by or pursuant to one or more Board Resolutions.
The Securities may be issued in one or more Series. All Securities of each Series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to that Series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such Series. Unless expressly provided otherwise with respect to a Series, not all Securities of a Series need be issued at the same time, and, unless otherwise provided in the Securities of that Series or in this Indenture, a Series may be reopened and the aggregate principal amount of the Securities of a Series may be increased and additional Securities of that Series may be issued up to a maximum aggregate principal amount authorized for that Series, as that maximum aggregate principal amount may be increased from time to time. All Securities of a Series shall rank equally among themselves and with the other existing and future unsecured, unsubordinated indebtedness of the Company.
The Company may from time to time establish one or more Series pursuant to this Indenture. A Series shall be established by (1) the execution and delivery of a Supplemental Indenture or (2) the adoption of a Board Resolution by the Board of Directors establishing that Series. The specific terms and conditions of the Securities of any Series established shall be determined and set either (1) by the Supplemental Indenture that establishes the Series, (2) if the Series is established by a Supplemental Indenture, to the extent that those specific terms and conditions are not determined and set by that Supplemental Indenture, by the adoption of a Board Resolution or Board Resolutions by the Board of Directors and, to the extent that those specific terms and conditions are not determined and set by the Supplemental Indenture or by the adoption of a Board Resolution or Board Resolutions by the Board of Directors or by a combination of those means of determining and setting the specific terms and conditions of the Securities of that Series, by the action of one or more Authorized Officers pursuant to authority to determine and set the specific terms and conditions of the Securities of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers or (3) if the Series is established by action of the Board of Directors, to the extent that those specific terms and conditions are not set by the adoption of a Board Resolution or Board Resolutions by the Board of Directors, by the action of one or more Authorized Officers pursuant to authority to determine and set the specific terms and conditions of the Securities of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers. If the specific terms and specific conditions of the Securities of a Series are determined and set by action of the Board of Directors, that action shall be evidenced by a Board Resolution. If the specific terms and conditions of the Securities of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers pursuant to authority delegated to them by the Board of Directors, that action shall be evidenced by an Officers’ Certificate executed by the Authorized Officer or Authorized Officers determining and setting those terms and conditions, which certificate shall also be attested to by the Secretary or an Assistant Secretary of the Company. If the specific terms and conditions of the Securities of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers pursuant to authority delegated to them by the Board of Directors and an Officers’ Certificate has been delivered in connection with the establishment of the terms and conditions of the Securities of a Series and the issuance of the Securities of that Series, an additional Officers’ Certificate shall not be required to be delivered in connection with any subsequent issuance of additional Securities of that Series.
Upon a Series being established and the specific terms and conditions of the Securities of that Series being determined and set otherwise than through a Supplemental Indenture, the Company shall cause to be delivered to the Trustee an Officers’ Certificate certifying that the Series has been established and the specific terms and conditions of the Securities of the Series have been determined and set and attaching to that Officers’ Certificate (1) the Board Resolution establishing the Series, (2) the Board Resolution or Board Resolutions determining and setting the specific terms and conditions of the Securities of that Series or providing for the delegation of authority to one or more Authorized Officers to determine and set the specific terms and conditions of the Securities of that Series and (3) if an Authorized Officer or Authorized Officers has determined and set the specific terms and conditions of the Securities of that Series, attaching the Certificate evidencing the action of that Authorized Officer or those Authorized Officers. The Officers’ Certificate that is required to be delivered to the Trustee in accordance with the immediately preceding sentence, may be provided before or at the time of the consummation of the first issuance of Securities of the Series to which the Officers’ Certificate relates.

Each Board Resolution of the Company determining and setting the specific terms and conditions of the Securities of a Series, each Officers’ Certificate evidencing the specific terms and conditions of the Securities of a Series, and each Supplemental Indenture setting forth the terms and conditions of the Securities of a Series, shall set forth the following information as to the terms and conditions of that Series:
(1)        the title of the Securities of such Series;
(2)        the aggregate principal amount of the Securities of such Series to be initially issued and sold by the Company and any limit upon the aggregate principal amount of Securities of such Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to Section 304, Section 305, Section 306, Section 905 or Section 1107 or upon surrender in part of any Security for conversion or exchange into Common Stock or other securities or property pursuant to its terms), and if from time to time the Company may issue additional Securities of such Series or establish additional terms of the Securities of such Series;
(3)        if any of such Securities of such Series are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) the conditions upon which Securities in definitive form will be issued to beneficial owners of Securities of Series; (iii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same Series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iv) the name of the Depositary with respect to any such global Security and (v) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 201;
(4)        the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;
(5)        the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
(6)        if in addition to or other than Houston, Texas, the place or places where the principal of, any premium and interest on, such Securities shall be payable, any of such Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange, and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;
(7)        whether any of the Securities are subject to prepayment and, if so, any premium payable in connection with any such prepayment;
(8)        whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;
(9)        if the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;
(10)    the denominations in which any of such Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;
(11)    whether the Securities of the Series will be convertible into and/or exchangeable for Common Stock or other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;
(12)    if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;
(13)    if the amount of payments of principal of, or any premium or interest on, such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
(14)    any affirmative, negative or financial covenants to which the Company shall be subject or obligated to perform so long as any Security of such Series is Outstanding;
(15)    any deletions from, modifications of, or additions to, the Events of Default or covenants of the Company with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and if Section 1006 shall be applicable with respect to any such additional covenants;

(16)    if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to the Securities of such Series, and any covenants in addition to or other than those specified in Section 402(3) relating to the Securities of such Series that shall be subject to covenant defeasance, if the Company’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and, if the Holders of such Securities have the right to convert or exchange such Securities into Common Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such Series) in respect of the Securities of such Series;
(17)    if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
(18)    if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;
(19)    the Person to whom any interest on any Security of such Series shall be payable, if other than the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture;
(20)    any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.
The terms of the Securities of any Series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, pertaining to such Series of Securities (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Board Resolution, Officers’ Certificate or supplemental indenture, such terms and conditions of the Securities of such Series as are specified in such Board Resolution, Officers’ Certificate or supplemental indenture. All Securities of any one Series need not be issued at the same time and, if so provided by the Company as contemplated by this Section 301, a Series may be reopened from time to time without the consent of any Holders for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities.
If any of the terms of the Securities of any Series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Series.

Section 302.	Currency; Denominations.
The principal of, and any premium and interest on, the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 303.	Execution, Authentication, Delivery and Dating.
Securities shall be executed on behalf of the Company by its Chairman, Vice Chairman, Chief Executive Officer, its President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries and may (but need not) have its corporate seal or a facsimile thereof reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officers’ Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 315(a) through Section 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:

(a)	the form or forms and terms of such Securities have been established in conformity with Section 201 and Section 301 of this Indenture;

(b)
    all conditions precedent set forth in Section 201, Section 301 and Section 303 of this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertions (if applicable), executed by duly Authorized Officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
If all the Securities of any Series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such Series. After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.
The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or Section 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.	Temporary Securities.
Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.
Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same Series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same Series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series.

Section 305.	Registration, Transfer and Exchange.
With respect to the Securities of each Series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such Series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such Series and of transfers of the Securities of such Series. Such Office or Agency shall be the “Security Registrar” for that Series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each Series of Securities shall be as specified in the penultimate paragraph of Section 1002. The Company shall have the right to remove and replace from time to time the Security Registrar for any Series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such Series of Securities shall have been appointed by the Company and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a Series of Securities, it shall have the right to examine the Security Register for such Series at all reasonable times. There shall be only one Security Register for each Series of Securities.
Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Security of any Series at any Office or Agency for such Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such Series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any Series shall be exchangeable for definitive certificated Securities of such Series only if (i) the Depositary for such global Securities notifies the Company that it is unwilling or unable to continue as a Depositary for such global Securities or at any time the Depositary for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depositary for such

Securities shall have been appointed within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, determines that the Securities of such Series shall no longer be represented by one or more global Securities and executes and delivers to the Trustee a Company Order to the effect that such global Securities shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Securities.
If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same Series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depositary (or its custodian) as shall be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depositary (which instructions shall be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which shall be in the form of registered Securities, and which shall be in such denominations and registered in such names, as shall be specified by the Depositary; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same Series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depositary (or its custodian) or such other Depositary (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, Section 905 or Section 1107, or upon surrender in part of any Security for conversion or exchange into Common Stock or other securities or property pursuant to its terms, in each case not involving any transfer.
Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same Series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security, or portion thereof, so selected for redemption, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any Paying Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 306.	Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing provisions of this Section 306, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such Series duly issued hereunder.
The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.	Payment of Interest; Rights to Interest Preserved.
Unless otherwise provided in or pursuant to this Indenture, any interest on any Security that shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
Unless otherwise provided in or pursuant to this Indenture, any interest on any Security that shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Company shall fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Security (or a Predecessor Security thereof) at the Holder’s address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Company may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the City of Houston, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.
Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular Series, at the option of the Company, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.
Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.	Persons Deemed Owners.
Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 305 and Section 307) interest on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
No holder of any beneficial interest in any global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a global Security or impair, as between such Depositary and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such global Security.

Section 309.	Cancellation.
All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its procedure for the disposition of cancelled Securities, and the Trustee, upon the written request of the Company, shall deliver to the Company a certificate of such disposition, or if directed by a Company Order, returned to the Company.

Section 310.	Computation of Interest.
Except as otherwise provided in or pursuant to this Indenture or in the Securities of any Series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.	Satisfaction and Discharge.
Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any Series, upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any Series of Securities specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series, when
(1)        either

(a)
    all Securities of such Series theretofore authenticated and delivered (other than (i) Securities of such Series that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)
all Securities of such Series and not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in Dollars in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium and interest on such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2)        the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such Series; and
(3)        the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been complied with.

In the event there are Securities of two or more Series Outstanding hereunder, the Trustee for the Series as to which the Indenture is to be discharged shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such Series as to which it is Trustee and if the other conditions thereto are met.
Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series of Securities, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such Series under Section 305, Section 306, Section 403, Section 404, Section 1002 and Section 1003, any rights of Holders of the Securities of such Series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such Series) to require the Company to repurchase or repay, and any rights of Holders of the Securities of such Series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such Series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, shall survive.

Section 402.	Defeasance and Covenant Defeasance.
(1)        Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a Series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a Series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such Series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such Series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any Series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any Series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.
(2)        Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a Series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned

(and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 305, Section 306, Section 1002 and Section 1003, any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such Series) to require the Company to repurchase or repay, and any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such Series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into Common Stock or other securities or property, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Section 403 and Section 404. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.
(3)        Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a Series, the Company shall be released from its obligations under clauses (ii) and (iii) of Section 1004 and under Section 1005, Section 1006 and Section 1007 and any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or Section 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
(4)        The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a Series:

(a)
    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or (2) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(b)
Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(c)
    No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to such Securities under clause (5) or (6) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities under clause (5) or (6) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d)
    In the case of defeasance pursuant to Section 402(2), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e)
    The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f)
If the moneys or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on, such Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g)
    Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations that may be imposed on the Company in connection therewith pursuant to Section 301.

(5)        Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 402(5) and Section 403, the “Trustee”) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.	Application of Trust Money.
Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or Section 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities subject to discharge under Section 401 or defeasance or covenant defeasance under Section 402, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.	Reinstatement.
If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or Section 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on, the Securities of any Series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on the Securities of such Series as contemplated by Section 401 or Section 402 as the case may be, and Section 403; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest if any, on the Securities of such Series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.
ARTICLE 5.

REMEDIES

Section 501.	Events of Default.
“Event of Default,” wherever used in this Indenture with respect to Securities of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such Series pursuant to this Indenture:

(1)        default in the payment of any interest on any of the Securities of such Series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or
(2)        default in the payment of any principal of or premium, if any, on any of the Securities of such Series when due (whether at Maturity or otherwise and whether payable in cash or in shares of Common Stock or other securities or property); or
(3)        default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Securities of such Series; or
(4)        default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of such Series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a Series other than such Series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(5)        the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or
(6)        the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action; or
(7)        default in the delivery of any shares of Common Stock, together with cash in lieu of fractional shares, or any other securities or property (including cash) when required to be delivered upon conversion of any convertible Security of such Series or upon the exchange of any Security of such Series which is exchangeable for other securities or property, and continuance of such default for a period of 10 days; or
(8)        any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such Series.

Section 502.	Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 501) with respect to Securities of any Series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such Series may declare the principal of all the Securities of such Series, or such lesser amount as may be provided for in the Securities of such Series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 501 occurs, then the principal amount of all of the Securities of such Series Outstanding, or such lesser amount as may be provided for in the Securities of such Series, and accrued and unpaid interest, if any, on all Securities of all Series Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such Series.
At any time after the occurrence of an Event of Default with respect to Securities of one or more Series and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided below in this Article Five, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all affected Series (voting as one class), by written notice to the Company and the Trustee may waive all defaults with respect to all affected Series, and may rescind and annul the consequences of the Event of Default, if:
(1)        the Company has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Securities of such Series established pursuant to Section 301 expressly provide for payment to be made in shares of Common Stock or other securities or property, shares of Common Stock or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay)

(a)	all overdue installments of any interest on any Securities of such Series that have become due otherwise than by such declaration of acceleration,

(b)
    the principal of and any premium on any Securities of such Series which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities,

(c)
    to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate or respective rates, as the case may be, provided for in or with respect to such Securities, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and

(d)
all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

(2)        all Events of Default with respect to Securities of all affected Series other than the nonpayment of the principal of, or any premium and interest on, Securities of the affected Series that shall have become due solely by such acceleration, shall have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions of this Indenture, then, from and after the date of such Event of Default, unless such Event of Default has been rescinded and annulled as provided above, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes under this Indenture, to be such portion of the principal as shall be due and payable as a result of such acceleration, and the payment of such portion of the principal as shall be due and payable as a result of such acceleration, together with interest, if any, on such portion and all other amounts owing under such Original Issue Discount Security, shall constitute payment in full of such Original Issue Discount Securities.

Section 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company covenants that if:
(1)        default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,
(2)        default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity, or

(3)        default is made in the making or satisfaction of any sinking fund or analogous obligation when the same becomes due pursuant to the terms of any Security, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.
If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Section 504.	Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of a Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(1)        to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such Series, of the principal and any premium or interest owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of such Securities allowed in such judicial proceeding, and

(2)        to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors or other similar committee.

Section 505.	Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production of such Securities in any related proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.	Application of Money Collected.
Any money collected by the Trustee pursuant to this Article Five or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation on such Securities of the payment if only partially paid and upon surrender of such Securities if fully paid:
FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;
SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest; and
THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 507.	Limitation on Suits.
No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:
(1)        such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;
(2)        the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;
(3)        such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;
(4)        the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
(5)        no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that Series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 305 and Section 307) any interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and, in the case of any Security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such Security in accordance with its terms), and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

Section 509.	Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions under this Indenture and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.	Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in the last paragraph of Section 306, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.	Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.	Control by Holders.
The Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that
(1)        such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any Series,
(2)        the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(3)        the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 513.	Waiver of Past Defaults.
Subject to Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past default under this Indenture with respect to such Series and its consequences, except a default (1) in the payment of the principal of, or any premium or interest on, any Security of such Series, or (2) in respect of a covenant or provision of this Indenture which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected Series.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 514.	Waiver of Usury, Stay or Extension Laws.
The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest, if any, on any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.	Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Securities by his acceptance of such Securities shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Securities on or after the Stated Maturity or Maturities expressed in such Securities (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities in accordance with its terms).
ARTICLE 6.

THE TRUSTEE

Section 601.	Duties of Trustee.
(1)        If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise,

as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(2)        Except during the continuance of an Event of Default:

(a)
the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)
    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements hereof.

(3)        Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 601 and to Section 602.
(4)        No provision hereof will require the Trustee to expend or risk its own funds or incur any liability.
(5)        The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

Section 602.	Certain Rights of Trustee.
Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:
(1)        the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)        any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(3)        whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
(4)        before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(5)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any Series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;
(6)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(7)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)        the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)        in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(10)    the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer shall be specifically notified by a writing of such Default by the Company or by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities then outstanding delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no Default exists.
(11)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and
(12)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 603.	Notice of Defaults.
Within 90 days after the Trustee is notified of the occurrence of any default hereunder with respect to the Securities of any Series, the Trustee shall transmit by mail to all Holders of Securities of such Series entitled to receive reports pursuant to Section 703(3), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, any Security of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such Series; and provided, further, that in the case of any default of the character specified in Section 501(4) or Section 501(8) with respect to Securities of such Series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such Series.

Section 604.	Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 605.	May Hold Securities.
The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 606.	Money Held in Trust.
Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.	Compensation and Reimbursement.
The Company agrees:
(1)        to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)        except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and
(3)        to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or reasonable expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or bad faith.
As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any Series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on Securities. Such lien will survive the satisfaction and discharge hereof.
Any compensation or expense incurred by the Trustee after a default specified by Section 501(5) or Section 501(6) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee, but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 607. The provisions of this Section 607 shall, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination pursuant to any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 608.	Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609.	Resignation and Removal; Appointment of Successor.
(1)        No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.
(2)        The Trustee may resign at any time with respect to the Securities of one or more Series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.
(3)        The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series, delivered to the Trustee and the Company.
(4)        If at any time:

(a)
the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any Series after written request therefor by the Company or any Holder of a Security of such Series who has been a bona fide Holder of a Security of such Series for at least six months, or

(b)	the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c)
the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such Series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such Series and the appointment of a successor Trustee or Trustees.

(5)        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more Series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series) and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee with respect to the Securities of such Series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 610, any Holder of a Security who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.
(6)        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities, if any, of such Series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

Section 610.	Acceptance of Appointment by Successor.
(1)        Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the

Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.
(2)        Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those Series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 607.
(3)        Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.
(4)        No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 611.	Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 612.	Appointment of Authenticating Agent.
The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more Series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those Series issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Common Stock or other securities or property, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
Each Authenticating Agent shall be reasonably acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the Series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 612.
The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
The provisions of Section 308, Section 604 and Section 605 shall be applicable to each Authenticating Agent.
If an Authenticating Agent is appointed with respect to one or more Series of Securities pursuant to this Section, the Securities of such Series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any Series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company desires to have Securities of such Series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate of the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Series of Securities.

Section 613.	Preferential Collection of Claims Against the Company.
If and when the Trustee shall be or become a creditor of the Company, or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.
ARTICLE 7.

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Company to Furnish Trustee Names and Addresses of Holders.
In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee
(1)        semi-annually with respect to Securities of each Series not later than and of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such Series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and
(2)        at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.	Preservation of Information; Communications to Holders.
The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 703.	Reports by Trustee.
(1)        Within 60 days after July 15 of each year commencing with the first July 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such July 15 with respect to any of the events specified in said Section 313(a) and Section 313(b)(2) that may have occurred since the later of the immediately preceding July 15 and the date of this Indenture.
(2)        The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
(3)        Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 704.	Reports by Company.
(1)        The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(a)
    file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)
file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)
transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(2)        The Company intends to file the reports referred to in Section 704(1) with the Commission in electronic form pursuant to Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, shall constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 704(1) and TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 704(2) shall be solely for the purposes of compliance with this Section 704(2) and with TIA Section 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof (and the Trustee shall not have any duty to ascertain or inquire as to such content or matter), including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is conclusively entitled to rely upon Officers’ Certificates.
ARTICLE 8.

CONSOLIDATION, MERGER AND SALES

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.
The Company shall not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:
(1)        either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on, all the Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any Series that are convertible or exchangeable into Common Stock or other securities;
(2)        immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
(3)        either the Company or the successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.
For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were owned by the Company, would constitute all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 802.	Successor Person Substituted for Company.
Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE 9.

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures without Consent of Holders.
Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)        to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or
(2)        to add to the covenants of the Company for the benefit of the Holders of all or any Series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any Series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or
(3)        to permit or facilitate the issuance of Securities of a Series in uncertificated or global form, provided any such action shall not adversely affect the interests of the Holders of Securities of any Series; or
(4)        to establish any Series of Securities and the form or terms of Securities of any Series as permitted by Section 201 and Section 301, including, without limitation, any conversion or exchange provisions applicable to Securities that are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other Series of Securities then Outstanding); or
(5)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or
(6)    (a)     to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein or (b) to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interests of the Holders of Securities of any Series then Outstanding in any material respect; or
(7)        to add any additional Events of Default with respect to all or any Series of Securities (as shall be specified in such supplemental indenture); or
(8)        to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any Series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such Series or any other Security in any material respect; or
(9)        to secure the Securities; or
(10)    to make provisions with respect to conversion or exchange rights of Holders of Securities of any Series; or
(11)    to amend, supplement or eliminate any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more Series of Securities or to one or more Securities within any Series as specified in such supplemental indenture or indentures), provided that such amendment, supplement or elimination does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or
(12)    in the case of any Series of Securities which are convertible into or exchangeable for Common Stock or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Stock or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such Series of Securities established pursuant to Section 301; or
(13)    to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Securities of any Series; or
(14)    to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or
(15)    to make any change that does not adversely affect the legal rights under this Indenture of any Holder of Securities of any Series issued under this Indenture.

Section 902.	Supplemental Indentures with Consent of Holders.
With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each Series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such Series or of modifying in any manner the rights of the Holders of Securities of such Series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1)        change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company or repayment thereof at the option of the Holder, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or extend the time of payment of interest on any Security, or change any of the conversion, exchange or redemption provisions of any Security or change the Place of Payment where the principal of, any premium or interest on, any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), in each case as such Stated Maturity, Redemption Date or date for repayment may, if applicable, be extended in accordance with the terms of such Security, or in the case of any Security that is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms or modify the ranking or priority of the Securities in a manner adverse to the Holders of the Securities, or
(2)        reduce the percentage in principal amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or Section 1006 of this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or
(3)        modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.
Anything in this Indenture to the contrary notwithstanding, if more than one Series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more Series of Outstanding Securities without entering into a supplemental indenture with respect to any other Series of Outstanding Securities.
It shall not be necessary for any Act of Holders of Securities under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.	Execution of Supplemental Indentures.
As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315(a) through Section 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.	Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder.

Section 905.	Reference in Securities to Supplemental Indentures.
Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such Series.

Section 906.	Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
ARTICLE 10.

COVENANTS

Section 1001.	Payment of Principal, Premium, Interest.
The Company covenants and agrees for the benefit of the Holders of the Securities of each Series that it will duly and punctually pay the principal of, any premium and interest on the Securities of such Series, whether payable in cash, shares of Common Stock or other securities or property, in accordance with the terms thereof and this Indenture.

Section 1002.	Maintenance of Office or Agency.
The Company shall maintain in each Place of Payment for any Series of Securities an Office or Agency where Securities of such Series may be presented or surrendered for payment, where Securities of such Series may be surrendered for registration of transfer or exchange, where Securities of such Series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such Series relating thereto and this Indenture may be served, provided that, if (i) the City of Houston, Texas, is a Place of Payment for the Securities of any Series, (ii) there shall be another Place of Payment in the United States of America for such Securities in addition to the City of Houston, Texas, and (iii) all Securities of such Series are originally issued solely in the form of one or more permanent global Securities, then the Company shall not be required to maintain any such office or agency in the City of Houston, Texas, unless and until all or any portion of such global Securities shall be exchanged for or otherwise issued as definitive certificated Securities of such Series as contemplated by the last paragraph of this Section 1002. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any Series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.
Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates the City of Houston, Texas, as a Place of Payment for each Series of Securities, initially appoints the Corporate Trust Office of the Trustee in the City of Houston, Texas, as the Company’s Office or Agency in the City of Houston, Texas, for such purpose and initially appoints the Trustee as the Security Registrar for each Series of Securities and, if the Securities of any Series are convertible into or exchangeable for Common Stock or other securities or property, initially appoints the Trustee as conversion or exchange agent, as the case may be, for the Securities of such Series. The Company may subsequently appoint a different Office or Agency in the City of Houston, Texas or the Borough of Manhattan, the City of New York, and, as provided in Section 305, may remove and replace from time to time the Security Registrar.
As set forth above in this Section 1002, and unless otherwise provided pursuant to Section 301 with respect to any Series of Securities, in the event that the Securities of a Series are originally issued solely in the form of one or more permanent global Securities and if at any time thereafter Securities of such Series are issued in definitive certificated form in exchange for all or any portion of such global Securities (whether pursuant to Section 305 or otherwise pursuant to the terms of such Securities), the Company shall, at all times from and after the date of the first such exchange until such time as no Securities of such Series in definitive certificated form are Outstanding, establish and maintain an Office or Agency in the City of Houston, Texas (in addition to any other Offices or Agencies the Company is required to maintain in respect of such Securities) where Securities of such Series may be surrendered and where notices and demands in respect of Securities of such Series and this Indenture may be served for the purposes specified in, and as contemplated by, the first paragraph of this Section 1002.

Section 1003.	Money for Securities Payments to Be Held in Trust.
If the Company shall at any time act as its own Paying Agent with respect to any Series of Securities, it shall, on or before each due date of the principal of, any premium or interest on any of the Securities of such Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any Series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on, any Securities of such Series, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal, premium and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company shall cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
(1)        hold all sums held by it for the payment of the principal of, any premium or interest on the Securities of such Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
(2)        give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such Series) in the making of any payment of principal, any premium or interest on the Securities of such Series; and
(3)        at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
To the extent that the terms of any Securities established pursuant to Section 301 provide that any principal of, or premium or interest, if any, on any such Securities is or may be payable in Common Stock or other securities or property, then the provisions of this Section 1003 shall apply, mutatis mutandis, to such Common Stock or other securities or property.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on any Security of any Series and remaining unclaimed for two years after such principal or such premium or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such Series or to be mailed to Holders of Securities of such Series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be earlier than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.	Corporate Existence.
Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Significant Subsidiary of the Company and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders.

Section 1005.	Maintenance of Properties.
The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the

Board of Directors of the Company or of any Significant Subsidiary, as the case may be, desirable in the conduct of its business.

Section 1006.	Waiver of Certain Covenants.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 to Section 1005, inclusive, with respect to the Securities of any Series and, if expressly provided pursuant to Section 301(13), any additional covenants applicable to the Securities of such Series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such Series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1007.	Company Statement as to Compliance.
The Company shall deliver to the Trustee, within 180 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
ARTICLE 11.

REDEMPTION OF SECURITIES

Section 1101.	Applicability of Article.
Redemption of Securities of any Series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 1102.	Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any Series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such Series to be redeemed and, in the event that the Company shall determine that the Securities of any Series to be redeemed shall be selected from Securities of such Series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Company shall notify the Trustee of such Equivalent Terms.
In the case of any redemption of Securities (A) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (B) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1103.	Selection by Trustee of Securities to be Redeemed.
If less than all of the Securities of any Series are to be redeemed or if less than all of the Securities of any Series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such Series or from the Outstanding Securities of such Series with Equivalent Terms, as the case may be, not previously called for redemption, unless otherwise required by law by lot or such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such Series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such Series not redeemed to less than the minimum denomination for a Security of such Series established herein or pursuant hereto.
The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
Unless otherwise specified in or pursuant to this Indenture or the Securities of any Series, if any Security selected for partial redemption is converted or exchanged for Common Stock or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1104.	Notice of Redemption.
Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.
Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
All notices of redemption shall state:
(1)        the Redemption Date,
(2)        the Redemption Price,
(3)        if less than all Outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,
(4)        that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
(5)        that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date,
(6)        the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto,
(7)        that the redemption is for a sinking fund, if such is the case,
(8)        in the case of Securities of any Series that are convertible or exchangeable into Common Stock or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange,
(9)        the CUSIP number reference numbers of such Securities, if any (or any other numbers used by a Depositary to identify such Securities), and
(10)    if the Redemption Price or any portion thereof shall be payable, at the option of the Company or any Holders, in cash or in Common Stock or other securities or property (or a combination thereof), a statement as to whether the Company has elected to pay the Redemption Price in cash or Common Stock or other securities or property or a combination thereof and, if applicable, the portion of the Redemption Price that is to be paid in cash, Common Stock or other securities or property.

A notice of redemption published as contemplated by Section 106 need not identify particular Securities to be redeemed.
Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 1105.	Deposit of Redemption Price.
On or prior to noon (local time in the City of Houston, Texas) on any Redemption Date, the Company shall deposit, with respect to the Securities of any Series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in Dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 301 for or in the Securities of such Series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date, except that, if the Securities of such Series are convertible or exchangeable into Common Stock or other securities or property, no such deposit shall be required with respect to any such Securities (or portions thereof) which have been converted or exchanged prior to such Redemption Date.

Section 1106.	Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Securities so to be redeemed (except, in the case of Securities which are convertible or exchangeable into Common Stock or other securities or property, any such Securities which shall have been so converted or exchanged prior to the applicable Redemption Date) shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such Series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon to but excluding the Redemption Date; provided, however, that, except as otherwise specified in or pursuant to this Indenture or the Securities of such Series, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107.	Securities Redeemed in Part.
Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same Series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.
ARTICLE 12.

SINKING FUNDS

Section 1201.	Applicability of Article.
The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a Series that by its terms provides for such a sinking fund, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such Series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series and this Indenture.

Section 1202.	Satisfaction of Sinking Fund Payments with Securities.
The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such Series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) and (2) apply as a credit Securities of such Series that have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any Series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 1203.	Redemption of Securities for Sinking Fund.
Not less than 75 days prior to each sinking fund payment date for any Series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.
ARTICLE 13.

[RESERVED]
ARTICLE 14.

MEETINGS OF HOLDERS OF SECURITIES

Section 1401.	Purposes for Which Meetings May Be Called.
A meeting of Holders of Securities of any Series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such Series.

Section 1402.	Call, Notice and Place of Meetings.
(1)        The Trustee may at any time call a meeting of Holders of Securities of any Series for any purpose specified in Section 1401, to be held at such time and at such place in the County of Houston, the City of Houston, Texas. Notice of every meeting of Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(2)        In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any Series shall have requested the Trustee to call a meeting of the Holders of Securities of such Series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such Series in the amount above specified, as the case may be, may determine the time and the place in the County of Houston, the City of Houston, Texas, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 1403.	Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Securities of any Series, a Person shall be (1) a Holder of one or more Outstanding Securities of such Series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such Series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any Series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1404.	Quorum; Action.
The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a Series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such Series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities of a Series, the Persons entitled to vote 66-2/3% in aggregate principal amount of the Outstanding Securities of such Series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such Series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such Series which shall constitute a quorum.
Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities of a Series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities of that Series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such Series.
Any resolution passed or decision taken at any meeting of Holders of Securities of any Series duly held in accordance with this Section shall be binding on all the Holders of Securities of such Series, whether or not such Holders were present or represented at the meeting.

Section 1405.	Determination of Voting Rights; Conduct and Adjournment of Meetings.
(1)        Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such Series in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
(2)        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(2), in which case the Company or the Holders of Securities of the Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such Series represented at the meeting.
(3)        At any meeting, each Holder of a Security of such Series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such Series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of such Series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote that is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such Series or proxy.
(4)        Any meeting of Holders of Securities of any Series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such Series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1406.	Counting Votes and Recording Action of Meetings.
The vote upon any resolution submitted to any meeting of Holders of Securities of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such Series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such Series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
(Signature page follows)

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ALLEGIANCE BANCSHARES, INC.

By:
Name:
Title:

__________, as Trustee

By:
Name:
Title: